EXHIBIT 10.1

 SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is effective the 23rd day of July 2007 (the “Effective Date”), and is by and between Plaintiff, MANHATTAN INVESTMENTS, INC. (“Manhattan Investments”); and Defendant, UVUMOBILE, INC. F/K/A SMARTVIDEO TECHNOLOGIES, INC. (“SmartVideo”) (Manhattan Investments, Inc. and SmartVideo together may be referred to as the “Parties” or as a “Party ”).

PRELIMINARY STATEMENTS

On July 18, 2006, Manhattan Investments filed a Complaint in an action in the United States District Court for the Northern District of California, as Case No. C06-04379. The case was then transferred to the United States District Court for the Northern District of Georgia on November 13, 2006 (Action No. 06-CV-2824-HTW). The Lawsuit arises out of a dispute over the removal of the restrictive legend from 49,795 shares of common stock issued to Manhattan Investments, Inc. by SmartVideo’s predecessor. Manhattan Investments maintains its right to have the restrictive legend removed and SmartVideo denies any allegations that it had a duty to remove the restrictive legend.

The Parties now desire to resolve the Lawsuit, and any and all other actual or potential claims that may or could have been brought between them (whether permissive or compulsory) (“Claims”), without the necessity for further litigation and expense by settling the Lawsuit and the Claims, whether known or unknown regardless of whether such claims were asserted in the Lawsuit, between them.

AGREEMENT

In consideration of the foregoing, the agreements, mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Incorporation of Recitals. Each of the preliminary statements is deemed to be true and correct, and the same are hereby incorporated by reference as if fully stated herein.

2.
Consideration. As consideration for this Agreement and the dismissal of the Lawsuit with prejudice, and the relinquishment of the Claims, the Parties have agreed that SmartVideo shall remove the restrictive legend on the 49,795 shares of currently held common stock within seven (7) business days of the Effective Date of this Agreement and shall pay Manhattan Investments a sum of $35,000 within 15 days of closing on an equity financing transaction. SmartVideo shall make its best reasonable efforts to obtain equity financing within 120 days of the Effective Date of this Agreement. If SmartVideo is unable to obtain equity financing, then SmartVideo shall have no obligation to pay Manhattan Investments the $35,000.

SmartVideo shall also issue 850,000 new shares of common stock to Manhattan Investments (the “Common Stock”), within seven (7) business days following a determination by the Court that the issuance of the Common Stock as part of the settlement is fair, reasonable and adequate. The shares of Common Stock so issued will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(10) thereof. The parties will set a hearing with the Court at the earliest date reasonably possible.

3.
Compliance with SEC. The new shares are issued for “outstanding securities, claims or property interests,” within the meaning of Section 3(a)(10) of the 1933 Act, which includes the matters in the Lawsuit and the Claims of Manhattan Investments, and such exchange is expressly conditioned on an approved hearing of fairness of the terms and conditions of said exchange, before the Court in the Northern District of Georgia, hearing this case.

4.
Release and Satisfaction of the Claims. Upon and within 2 business days of the completion of the exchange described in paragraphs 2, and 3 Manhattan Investments shall file a dismissal with prejudice of the Lawsuit with the Court. Effective upon the completion of that exchange, Manhattan Investments hereby releases, acquits, and forever discharges SmartVideo and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates) of SmartVideo, and all persons acting by, through, under or in concert with them (collectively referred to in this paragraph as “SmartVideo”), from any and all liability to Manhattan Investments including, but not limited to, any and all claims for damages, equitable relief, costs and attorneys’ fees, as well as any and all other Claims, whether known or unknown, whether now existing or hereafter arising, based on anything SmartVideo has done or failed to do from the beginning of time through the effective date of this Agreement, and regardless of whether such claims were asserted in the Lawsuit. Effective upon the filing of the dismissal by Manhattan Investments, SmartVideo hereby releases, acquits, and forever discharges Manhattan Investments and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates) of Manhattan Investments, and all persons acting by, through, under or in concert with them, from any and all liability to SmartVideo, including, but not limited to, any and all claims for damages, equitable relief, costs and attorneys’ fees, as well as any and all other Claims, whether known or unknown, whether now existing or hereafter arising, based on anything Manhattan Investments has done or failed to do from the beginning of time through the effective date of this Agreement, and regardless of whether such claims were asserted in the Lawsuit.

5.
Tax Liabilities. Manhattan Investments agrees that it is wholly and solely responsible for the evaluation of any legal or financial obligations related to the tax liability or implication of this compromise, the issuance of new shares of common stock, the relinquishment of the Claims, and the dismissal of the Lawsuit.

6.
Warranties. The Parties warrant that no promises or inducements have been offered except as set forth herein, that this Agreement is executed without reliance upon any statements or representations by persons or parties released or their representatives concerning the nature and extent of the damages and/or legal liability therefor; that it is binding on the Parties, as well as their respective companies, organizations, successors, agents, heirs and assigns. The Parties further warrant that they are legally competent and authorized to execute this Agreement, and that they accept full responsibility therefor.

7.
Compromise. This Agreement constitutes a full and final compromise and settlement of any and all disputes between the Parties, known or unknown, including, but not limited to, the Lawsuit and the Claims, which are disputed and uncertain, and about which Manhattan Investments and SmartVideo make no admissions as to validity or enforceability.

8.
Reliance on Own Judgment and Legal Consultation. Each of the Parties acknowledges that it relies wholly upon advice of counsel and its own judgment, belief and knowledge as to the nature, extent and duration of the issues, claims, defenses, rights and obligations relating to the Lawsuit, Claims, and this Agreement, and each represents that it has not been influenced to any extent whatsoever in making this Agreement by any representations or statements concerning the Lawsuit, Claims or regarding any other matters made by persons, firms, or corporations who are hereby released, or by any person or persons representing them. The Parties acknowledge that they have retained and consulted their own attorneys in executing this Agreement and the legal effect thereof.

9.	Representations. Manhattan Investments and SmartVideo further represent and warrant as follows:
a.
Common Stock. SmartVideo represents (1) that the Common Stock shall be duly authorized and validly issued shares of SmartVideo’s common stock free from any limitations or restrictions on transfer upon determination by the Court that the settlement is fair in accordance with Section 3(a)(10) under the Securities Act, and (2) that the newly issued shares are exempt from the registration requirements set forth in Section 5 of the Act and do not constitute "restricted securities" within the meaning of SEC Rule 144 promulgated under the Act.

b.
Consents. The execution and delivery of this Agreement, and the consummation and performance of the terms and conditions contemplated by this Agreement, do not require any consent, approval or action of, or any filing with or notice to any person, public authority or entity except as otherwise stated in this Agreement and anticipated by the Parties to comply with the exchange of securities, and the Parties executing this Agreement are duly authorized to enter into this Agreement.

c.
Enforceability. Assuming due execution and delivery of this Agreement by each Party, this Agreement constitutes the valid and legally binding obligations of the Parties, enforceable against the Parties in accordance with their terms.

d.
No Conflicts. Neither the execution, delivery or performance of this Agreement will conflict in any respect with, result in a breach of, or constitute a default under, any court or administrative order or process, judgment, decree, statute, law, ordinance, rule or regulation or any agreement or commitment to which parties executing the same are party or are subject or bound, except where such conflict, breach or default would not have a material adverse effect on their ability to perform their obligations contemplated herein.

e.	No Assignment. No claims or rights of the Parties purported to have been released herein have been sold, transferred or assigned and no attempt to do so shall occur.
f.
Disclosure. The statements of the Parties contained herein are true and correct in all material respects and do not omit any material fact necessary to make the statements contained herein not misleading.

g.
Entire Agreement; No Waiver. This Agreement constitutes the entire agreement between the Parties relating to the subject matter contained herein. No waiver of any of the provisions of this Agreement shall be deemed a waiver of, nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties.

h.
Construction. The terms and conditions of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The Parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have them reviewed by their attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, including any amendments. The Parties further agree that prior drafts of this Agreement shall not be relevant or considered in connection with the construction or interpretation of this Agreement, or to vary, modify or contradict any of the terms or provisions of this Agreement.

i.
Accord and Satisfaction. This Agreement shall be considered an accord and satisfaction between the Parties and not a novation. Should any Party default under the terms of this Agreement, the non-defaulting Party shall be entitled only to the rights and remedies set forth herein, and shall not have any right to reinstate the Lawsuit, the Parties expressly acknowledging the compromise of the disputes in this Agreement.

j.
Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered or certified mail, return receipt requested, by courier or express delivery service) to the address or facsimile number set forth beneath the name of such party and its counsel below (or to such other address as such party shall have specified in a written notice given to the other parties hereto). In the event of failure of actual receipt by reason of refusal of acceptance of delivery or change of address and failure to give notice of such change, notice shall be deemed received at the time of refusal of acceptance of first attempted delivery.

If sent to Manhattan Investments, Inc.:	Manhattan Investments, Inc. C/o C. Todd Norris, Esq. Bullivant Houser Bailey, P.C. 601 California St., Suite 1800 San Francisco, CA 94108

If sent to SmartVideo:	uVuMobile, Inc. C/o Tracy Caswell General Counsel Duluth, GA 30096

Any Party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

k.
Partial Invalidity. If any term of this Agreement or the application of any term of this Agreement should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all of its applications, not held invalid, void or unenforceable, shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

l.
Attorneys’ Fees. The parties to this Agreement shall bear their own attorneys’ fees and costs incurred in this litigation, as well as on the preparation of this Agreement. In the event that any Party commences an action to enforce or interpret this Agreement, or for any other remedy based on or arising from this Agreement, the prevailing Party therein shall be entitled to recover its reasonable and necessary attorneys’ fees and costs incurred.

m.	Necessary Action. Each of the Parties shall do any act or thing necessary to execute any or all documents or instruments necessary or proper to effectuate the provisions and intent of this Agreement.
n.	Counterparts and Facsimile/copy. This Agreement may be executed in counterparts, in different locations, and copies, scans or facsimiles of signatures shall be legally binding as originals.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, execute this Agreement effective as of July 23, 2007 though signed thereafter.

UVUMOBILE, INC.		MANHATTAN INVESTMENTS, INC.
f/k/a SmartVideo Technologies, Inc.

By:	/s/ William J. Loughman	By:	/s/ P. Garratt
	(sign name)		(sign name)

	William J. Loughman		P. Garratt
	(print name)		(print name)

Its	Chief Financial Officer	Its	Trustee and Authorized Signatory
	(print title)		(print title)